                                                                    EXHIBIT 12.1
                                                                    ------------



                      THE PMI GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF PROFIT TO FIXED CHARGES


                                                                          Year Ended December 31,
                                                            2000        1999        1998         1997        1996
                                                          --------    --------    --------     --------    --------
                                                                            (Dollars in thousands)
Income from continuing operations before
     income tax                                           $373,866    $290,086    $266,948     $242,867    $222,106
                                                          --------    --------    --------     --------    --------

Fixed Charges:
 Rentals - at computed interest *                         $  3,756    $  2,760    $  2,959     $  2,549    $  2,459
 Interest Expense                                           10,210       8,554       7,029        6,766         907
 Distribution on redeemable capital securities               8,309       8,311       8,311        7,617           -
                                                          --------    --------    --------     --------    --------
           Total fixed charges                            $ 22,275    $ 19,625    $ 18,299     $ 16,932    $  3,366
                                                          ========    ========    ========     ========    ========

Profit before taxes plus fixed charges                    $396,141    $309,711    $285,247     $259,799    $225,472
                                                          ========    ========    ========     ========    ========

Ratio of adjusted profit to fixed charges                     17.8        15.8        15.6         15.3        67.0
                                                          ========    ========    ========     ========    ========


*  Those portions of rent expense that are representative of interest cost.